UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware	File No. 001-13595	13-3668641

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100,
CH-8606, Greifensee, Switzerland

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:     +41-1-944-2211

Item 9.  Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operation and Financial Condition". The information furnished in this Form 8-K and the Exhibit attached hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 24, 2003, Mettler-Toledo International Inc. ("Mettler-Toledo") issued a press release (the "Release") setting forth its financial results for the six and three months ended June 30, 2003. A copy of the Release is furnished hereto as Exhibit 99.1 to this report.

Mettler-Toledo evaluated its operating performance for the six and three months ended June 30, 2003 based on several factors, including (i) net earnings before restructuring charges, (ii) Adjusted Operating Income (both before and including restructuring charges), (iii) EBITDA and (iv) Free Cash Flow.

Net earnings before restructuring charges for the six months ended June 30, 2003 represents Mettler-Toledo's net earnings before the impact of a restructuring charge, recorded in the three months ended March 31, 2003, related to the final union settlement on a manufacturing facility closure in France. Net earnings before restructuring charges and one-time tax gain in the six and three month periods ended June 30, 2002 represents Mettler-Toledo's net earnings before the impact of a restructuring charge, recorded in the three months ended June 30, 2002, related to headcount reductions and manufacturing transfers, and a one-time tax gain in respect of a tax restructuring program and related tax audits. Mettler-Toledo provides information on net earnings before restructuring charges and non-recurring items because it believes the information provides important financial information in measuring and comparing its operating performance on an ongoing basis. Mettler-Toledo wanted investors to be aware of the effects of restructuring charges and one-time tax gain on its operating results for the six and three month periods ended June 30, 2003 and 2002. Net earnings before restructuring charges and one-time tax gain is not intended to represent net earnings under U.S. GAAP and should not be considered as an alternative to net earnings as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Adjusted Operating Income as operating income (gross profit less research and development, selling, general and administrative expenses and restructuring charges) before amortization, interest expense and non-recurring costs. Mettler-Toledo believes it is important to present Adjusted Operating Income both before and including restructuring charges so that investors are aware of the effects of restructuring charges on its operating results for the six and three month periods ended June 30, 2003 and 2002. As discussed in Mettler-Toledo's Annual Report on Form 10-K for the year ended December 31, 2002, Mettler-Toledo provides information on Adjusted Operating Income because Mettler-Toledo believes that Adjusted Operating Income provides important financial information in measuring and comparing its operating performance on an ongoing basis, and as such is used as an important performance measurement by management. In Mettler-Toledo's Annual Report on Form 10-K, it measured the operating performance of its segments using Adjusted Operating Income. Adjusted Operating Income is not intended to represent operating income under U.S. GAAP and should not be considered as an alternative to earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines EBITDA as Adjusted Operating Income plus depreciation. Mettler-Toledo considers EBITDA an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. EBITDA is also used by Mettler-Toledo's financing sources as an important measure of its ability to service its debt and is used by its senior lenders in determining financial covenant compliance. EBITDA is not intended to represent operating income, earnings before taxes or other measures of financial performance under U.S. GAAP and should not be considered as an alternative to operating income or earnings before taxes as an indicator of Mettler-Toledo's performance.

Mettler-Toledo defines Free Cash Flow as net cash provided by operating activities less capital expenditures before restructuring and acquisition payments. Mettler-Toledo considers Free Cash Flow an important indicator of the operational strength and performance of its businesses. Free Cash Flow is not intended to represent the various cash flow measures recorded under U.S. GAAP (e.g. net cash provided by operating activities) and should not be considered as an alternative to such measures as an indicator of Mettler-Toledo's performance.

Mettler-Toledo believes each of these financial measures provides useful additional information to supplement the information provided under U.S. GAAP. Mettler-Toledo warns investors not to place undue reliance on any of these financial measures, and they should not be considered as a replacement of earnings before taxes, net earnings or net cash provided by operating activities determined under U.S. GAAP as a measure of its operating performance.

The Release provides a reconciliation of all of the above financial measures to the most comparable financial measures recorded under U.S. GAAP.

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated July 24, 2003, issued by Mettler-Toledo International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Dated: July 24, 2003	By:	/s/ Dennis W. Braun

Dennis W. Braun
Chief Financial Officer

Exhibit 99.1
Contacts:
Dennis Braun, Chief Financial Officer
Phone: ++41 1 944 3345
Fax: ++41 1 944 2470

Mary T. Finnegan, Treasurer / Investor Relations
Phone: ++1 614 438 4748
Fax: ++1 614 438 4646

METTLER-TOLEDO INTERNATIONAL INC. REPORTS SECOND QUARTER 2003 RESULTS

- - Solid Earnings; Strong Cash Flow - -
- - Business Outlook Updated for Second Half of Year - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - July 24, 2003 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $25.8 million, or $0.57 per share on a diluted basis, for the quarter ended June 30, 2003. Net earnings per share increased 6% over the second quarter 2002 net earnings per share of $0.54, which excludes a restructuring charge and a one-time tax gain. In the second quarter 2002, reported net earnings per share were $0.61.

For the six-month periods ending June 30, net earnings per share were $0.94 in 2003 and $0.95 in 2002, which excludes restructuring charges in both periods and the one-time tax gain in 2002. On a reported basis, net earnings per share in 2003 were $0.85, versus $1.02 in 2002.

Sales for the quarter were $321.4 million, which represents an 8% benefit from currency and flat local currency sales compared with the second quarter of 2002. Adjusted operating income amounted to $43.1 million, or 13.4% of sales, a 5% increase over the prior year amount of $41.0 million, or 13.8% of sales. Adjusted operating income after the restructuring charge in the second quarter of 2002 was $12.4 million.

For the six months ended June 30, 2003, the Company reported sales of $613.2 million, compared with $569.4 million for 2002. This represents an 8% increase in reported sales, consisting of a 9% benefit from currency and a 1% decline in local currency sales. Adjusted operating income in 2003 amounted to $73.4 million, or 12.0% of sales, compared with $73.6 million, or 12.9% of sales, in the same period of 2002. Adjusted operating income after restructuring charges was $68.0 million in 2003 and $44.9 million in 2002.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased with our performance in the quarter given the challenging global economic environment. Local currency sales growth was flat, but higher gross margins and the benefit from cost-saving initiatives put into place over the last 12 months drove growth in adjusted operating income. The weak dollar had a positive impact on our sales but, because our global operations create a natural hedge from a foreign currency standpoint, it had little impact on adjusted operating income. On a constant currency basis, operating margins in the quarter were quite strong at a 14.4% level, compared with 13.8% last year. Finally, cash flow generation was again very solid, with a 22% increase in the quarter over the prior year amount."

Spoerry continued, "In general, activities in our principal end markets are in line with our expectations, with the exception of BioPharma where we have seen reduced spending levels. Based on our most current market assessment, we expect that local currency sales in 2003 will be relatively constant with the prior year. We are rigorously containing costs, including ensuring our cost-saving initiatives stay on track. Given these factors, we currently believe that EPS for the full year will be in the range of $2.15 to $2.20 per share, compared to $2.15 in 2002."

Spoerry concluded, "With the strategic initiatives we have in place, we believe we are solidly positioned for growth once market conditions improve. Although there has been some pullback in our end markets, the long-term fundamentals of our markets remain solid. Furthermore, our solutions comprised of instruments, software and services provide tangible paybacks to customers through improved productivity, enhanced product quality, faster time-to-market and adherence to regulatory compliance. In recent years, we have accelerated the pace of our R&D investment and, consequently, have a record number of new products coming to market in the upcoming quarters. We are also introducing new service offerings to address the heightened needs of our customers for regulatory compliance. Our Asian business continues to gain in importance as it offers great market potential and provides low-cost manufacturing. In addition, toward the end of the year, we will have completed our cost-restructuring program."

For the six months ended June 30, 2003, the Company reported local currency sales growth of 12% in Asia and the Rest of World and a sales decline of 3% in the Americas and Europe.

The Company has reconciled its diluted earnings per share before restructuring charge to its diluted earnings per share to be reported in the Company's Form 10-Q for the quarter and six months ended June 30, 2003 on the comparative financial information schedules attached to this press release. Additional operational data has also been reconciled to the most comparable U.S. GAAP measure in the schedules attached to this press release.

The Company will host a conference call to discuss its second quarter results today (Thursday, July 24) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global manufacturer of precision instruments. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection systems used in production and packaging. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts, which includes the Company's estimated range of full year EPS, may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the most recently ended fiscal year.

METTLER-TOLEDO INTERNATIONAL INC.
COMPARATIVE FINANCIAL INFORMATION
(amounts in thousands except share data)

	Three months ended			Three months ended
	June 30, 2003			June 30, 2002
	(unaudited)%			(unaudited)%

Net sales	$321,363	100.0	(a)	$296,454	100.0
Cost of sales	164,952	51.3		155,372	52.4

Gross profit	156,411	48.7		141,082	47.6

Research and development	19,338	6.0		17,704	6.0
Selling, general and administrative	94,008	29.3		82,355	27.8

Adjusted operating income	43,065	13.4		41,023	13.8

Restructuring charge	-	-		28,661	9.7	(b)(c)

Adjusted operating income after restructuring charge	43,065	13.4		12,362	4.1

Amortization	2,840	0.9		1,901	0.6
Interest expense	3,671	1.1		4,355	1.4
Other charges (income), net	(276)	(0.1)		(106)	(0.0)	(c)

Earnings before taxes	36,830	11.5		6,212	2.1
Provision (benefit) for taxes	11,050	3.5		(21,266)	(7.2)	(d)

Net earnings	$25,780	8.0		$27,478	9.3

Diluted per share amounts:
Net earnings before restructuring charge and one-time tax gain	$0.57			$0.54
Restructuring charge, net of tax benefit	-			(0.44)
One-time tax gain	-			0.51

Net earnings	$0.57			$0.61

Weighted average number of common shares	45,467,106			45,409,690

Reconciliation of net earnings:
Net earnings before restructuring charge and one-time tax gain	$25,780			$24,406
Restructuring charge, net of tax benefit	-			(20,063)
One-time tax gain	-			23,135

Net earnings	$25,780			$27,478

Notes:
(a)	Local currency sales were flat compared to the same period in 2002.
(b)	Comprises severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(c)	In the Consolidated Statements of Operations, the restructuring charge is included in Other charges (income), net.
(d)	Includes a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)

	As Reported	As Reported
	Three months ended	Three months ended
	June 30, 2003	June 30, 2002
	(unaudited)	(unaudited)

Net sales	$321,363	$296,454
Cost of sales	164,952	155,372

Gross profit	156,411	141,082

Research and development	19,338	17,704
Selling, general and administrative	94,008	82,355
Amortization	2,840	1,901
Interest expense	3,671	4,355
Other charges (income), net	(276)	28,555 (a)

Earnings before taxes	36,830	6,212

Provision (benefit) for taxes	11,050	(21,266) (b)

Net earnings	$25,780	$27,478

Basic earnings per common share:
Net earnings	$0.58	$0.62
Weighted average number of common shares	44,434,612	44,208,274

Diluted earnings per common share:
Net earnings	$0.57	$0.61
Weighted average number of common shares	45,467,106	45,409,690

Notes:
(a)	Includes a restructuring charge of $28,661 ($20,063 after tax) comprising severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(b)	Includes a tax benefit of $8,598 in respect of (a) above and a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

 METTLER-TOLEDO INTERNATIONAL INC.
COMPARATIVE FINANCIAL INFORMATION
(amounts in thousands except share data)

	Six months ended			Six months ended
	June 30, 2003			June 30, 2002
	(unaudited)%			(unaudited)%

Net sales	$613,171	100.0	(a)	$569,411	100.0
Cost of sales	323,102	52.7		303,192	53.2

Gross profit	290,069	47.3		266,219	46.8

Research and development	37,808	6.2		34,461	6.1
Selling, general and administrative	178,813	29.1		158,179	27.8

Adjusted operating income	73,448	12.0		73,579	12.9
Restructuring charge	5,444	0.9	(b)(c)	28,661	5.0	(c)(d)

Adjusted operating income after restructuring charge	68,004	11.1		44,918	7.9

Amortization	5,667	0.9		3,675	0.7
Interest expense	7,576	1.3		8,746	1.5
Other charges (income), net	(545)	(0.1)	(c)	(392)	(0.1)	(c)

Earnings before taxes	55,306	9.0		32,889	5.8
Provision (benefit) for taxes	16,591	2.7		(13,263)	(2.3)	(e)

Net earnings	$38,715	6.3		$46,152	8.1

Diluted per share amounts:
Net earnings before restructuring charge and one-time tax gain	$0.94			$0.95
Restructuring charge, net of tax benefit	(0.09)			(0.44)
One-time tax gain	-			0.51

Net earnings	$0.85			$1.02

Weighted average number of common shares	45,377,964			45,463,374

Reconciliation of net earnings:
Net earnings before restructuring charge and one-time tax gain	$42,526			$43,080
Restructuring charge, net of tax benefit	(3,811)			(20,063)
One-time tax gain	-			23,135

Net earnings	$38,715			$46,152

Notes:
(a)	Local currency sales growth as compared to the same period in 2002 was -1%.
(b)	Relates to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.
(c)	In the Consolidated Statements of Operations, the restructuring charges are included in Other charges (income), net
(d)	Comprises severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(e)	Includes a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)

	As Reported	As Reported
	Six months ended	Six months ended
	June 30, 2003	June 30, 2002
	(unaudited)	(unaudited)

Net sales	$613,171	$569,411
Cost of sales	323,102	303,192

Gross profit	290,069	266,219

Research and development	37,808	34,461
Selling, general and administrative	178,813	158,179
Amortization	5,667	3,675
Interest expense	7,576	8,746
Other charges (income), net	4,899 (a)	28,269 (c)

Earnings before taxes	55,306	32,889

Provision (benefit) for taxes	16,591 (b)	(13,263) (d)

Net earnings	$38,715	$46,152

Basic earnings per common share:
Net earnings	$0.87	$1.04
Weighted average number of common shares	44,413,962	44,191,062

Diluted earnings per common share:
Net earnings	$0.85	$1.02
Weighted average number of common shares	45,377,964	45,463,374

Notes:
(a)

Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)	Includes a tax benefit of $1,633 in respect of (a) above.
(c)	Includes a restructuring charge of $28,661 ($20,063 after tax) comprising severance, asset write-downs and other costs primarily related to headcount reductions and manufacturing transfers.
(d)	Includes a tax benefit of $8,598 in respect of (c) above and a one-time gain of $23,135 in respect of a tax restructuring program and related tax audits.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	December 31,
	2003	2002
	(unaudited)

Cash and cash equivalents	$35,150	$31,427
Accounts receivable, net	225,410	231,673
Inventories, net	166,313	150,441
Other current assets	72,096	62,186

Total current assets	498,969	475,727

Property, plant and equipment, net	219,356	217,754
Goodwill and other intangibles	541,721	537,792
Other non-current assets	74,271	72,120

Total assets	$1,334,317	$1,303,393

Short-term debt	$289,910	$50,578
Accounts payable	64,265	73,072
Accrued and other current liabilities	247,479	244,014

Total current liabilities	601,654	367,664

Long-term debt	1,435	262,093
Other non-current liabilities	177,614	171,250

Total liabilities	780,703	801,007

Shareholders' equity	553,614	502,386

Total liabilities and shareholders' equity	$1,334,317	$1,303,393

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS	Three months ended		Six months ended
	June 30,		June 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flow from operating activities:
Net earnings	$25,780	$27,478	$38,715	$46,152
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	6,387	6,221	12,689	12,188
Amortization	2,840	1,901	5,667	3,675
Other	(24)	126	172	67
Decrease in cash resulting from changes in working capital	(4,263)	(2,861)	(17,852)	(17,603)

Net cash provided by operating activities	30,720	32,865	39,391	44,479

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	509	187	604	225
Purchase of property, plant and equipment	(5,865)	(8,445)	(10,602)	(17,778)
Acquisitions	(1,775)	(2,789)	(1,972)	(19,272)

Net cash used in investing activities	(7,131)	(11,047)	(11,970)	(36,825)

Cash flows from from financing activities:
Proceeds from borrowings	16,277	6,608	37,301	37,882
Repayments of borrowings	(38,264)	(27,887)	(62,690)	(49,482)
Proceeds from option exercises	1,017	391	1,176	1,264

Net cash used in financing activities	(20,970)	(20,888)	(24,213)	(10,336)

Effect of exchange rate changes on cash and cash equivalents	510	(516)	515	(1,164)

Net increase (decrease) in cash and cash equivalents	3,129	414	3,723	(3,846)

Cash and cash equivalents:
Beginning of period	32,021	23,461	31,427	27,721

End of period	$35,150	$23,875	$35,150	$23,875

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$30,720	$32,865	$39,391	$44,479
Payments in respect of restructuring activities	6,219	2,052	8,533	4,078
Proceeds from sale of property, plant and equipment	509	187	604	225
Purchase of property, plant and equipment	(5,865)	(8,445)	(10,602)	(17,778)
Other	1,182	308	1,201	(38)

Free cash flow	$32,765	$26,967	$39,127	$30,966

METTLER-TOLEDO INTERNATIONAL INC.
CREDIT AND OTHER OPERATING STATISTICS
(Amounts in thousands except financial ratios)

CREDIT STATISTICS	LTM (a)	LTM (a)
	June 30,	December 31,
	2003	2002

Net debt / EBITDA (b)(c)	1.3	1.5
EBITDA / interest expense (c)(d)	12.4	11.5

       Notes:
(a)	LTM represents last twelve months.
(b)	Net debt represents gross debt less cash.
(c)	EBITDA represents Adjusted Operating Income of $165,021 (2002 $167,918) plus depreciation of $25,893 (2002 $23,678).
(d)	Interest expense represents interest expense less amortization of financing costs.

LOCAL CURRENCY SALES GROWTH BY DESTINATION
	6 months ended June 30, 2003

	Europe	Americas	Asia/RoW	Total
Local currency sales growth	-3%	-3%	12%	-1%

	3 months ended June 30, 2003

	Europe	Americas	Asia/RoW	Total
Local currency sales growth	-1%	-4%	13%	0%